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                                                                   Exhibit 99.15

                         CONSENT TO SERVE AS A DIRECTOR

  I hereby agree to serve as a Director of GSI Lumonics Inc. following the merger of General Scanning Inc. and Lumonics Inc. I also agree to the inclusion of the references to me in Lumonics' Registration Statement on Form S-4, as may subsequently be amended, and any prospectus included therein as a person who has agreed to serve as a director of GSI Lumonics.

January 27, 1999

                                          /s/ Richard B. Black